UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 21, 2005

Southern Community Financial Corporation

North Carolina	000-33227	56-2270620
(State of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

4605 Country Club Road, Winston-Salem, North Carolina	27104
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number: (336) 768-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This document contains 3 pages, excluding exhibits.

Item 5.02: Appointment of Principal Officers

On April 21, 2005, Southern Community Financial Corporation announced that David W. Hinshaw had accepted the position of Executive Vice President and Chief Financial Officer on April 13, 2005. Mr. Hinshaw brings over 25 years of experience in public accounting with a concentration in the banking industry. He had previously served for seven years as the Director of Accounting and Auditing for Cherry, Bekaert & Holland, L.L.P., one of the top twenty-five accounting firms in the country. In addition to his responsibilities for the assurance services practice, he was also the client service partner for community banks, savings associations and multinational public companies. Mr. Hinshaw is currently a member of the AICPA SEC Regulations Committee, the primary liaison between the staff of the SEC and the accounting profession on technical matters. Mr. Hinshaw’s career began with Ernst & Young in 1979. He received his B.A. in Accounting, Cum Laude, from North Carolina State University and is a CPA.

F. Scott Bauer, CEO, commented: “We are fortunate to obtain someone with David’s experience and technical background. He is a great fit for our organization, especially with the current regulatory environment, and will be a key part of our management team.”

Southern Community Financial Corporation is headquartered in Winston-Salem, North Carolina and is the holding company of Southern Community Bank and Trust, a community bank (the “Bank”), with eighteen banking offices throughout the Piedmont Triad region of North Carolina.

Mr. Hinshaw will be a party to an employment agreement with the Bank (the “Agreement”). The term of the Agreement will be for three years. On each anniversary of the effective date of the Agreement, the term will be automatically extended for an additional one year period beyond the then effective expiration date unless written notice from the Bank or Mr. Hinshaw is received advising the other that the Agreement shall not be further extended. Mr. Hinshaw has the option to terminate the Agreement upon sixty days’ written notice to the Bank. While employed by the Bank and for one year following termination of employment, the Agreement will prohibit Mr. Hinshaw from competing with the Bank. Under the Agreement, Mr. Hinshaw will receive an annual cash salary, with annual adjustments and discretionary bonuses as determined by the Board of Directors of the Bank, and will be entitled to all fringe benefits that are generally provided by the Bank for its employees and executive officers. The Agreement also provides for certain payments to Mr. Hinshaw upon the occurrence of certain events following any change in control of the Bank.

Southern Community Financial Corporation’s common stock and trust preferred securities are listed on The NASDAQ National Market under the trading symbols SCMF and SCMFO, respectively. Additional information about Southern Community is available on its website at www.smallenoughtocare.com or by email at investor.relations@smallenoughtocare.com.

Item 9.01(c): Exhibits

     Exhibit 99:      Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Southern Community Financial Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Southern Community Financial Corporation

By:	/s/ F. Scott Bauer

F. Scott Bauer CEO

Date: April 21, 2005